UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2025
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SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	001-42129	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Water St.
Suite 800
Tampa, Florida 33602
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	SILA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 Regulation FD Disclosure.
On March 9, 2025, Landmark Holdings of Florida, LLC and its affiliates (“Landmark”) announced that it filed for Chapter 11 bankruptcy protection under the United States Bankruptcy Code. Landmark operates six long-term acute care hospitals across Florida, Georgia, and Missouri, including the Savannah Healthcare Facility in Savannah, Georgia, the sole property owned by Sila Realty Trust, Inc. (the "Company") where Landmark is the tenant. According to the publicly filed bankruptcy documents, Landmark entered into a loan agreement in December 2020, with Amerant Bank, N.A. (the "Lender"), in the principal amount of $30,000,000 (the "Landmark Loan") in order to maintain or reinstate ongoing operations and payroll as a result of the COVID-19 pandemic. The Landmark Loan required a principal amortization payment of 15% of the outstanding principal amount on December 9, 2024 (the "Principal Payment"), as well as quarterly interest payments, and matures on December 9, 2025 (the "Maturity Date"). Landmark requested a loan modification and forbearance from the Lender to defer the Principal Payment until the Maturity Date and the Lender has not agreed to the loan modification request. Landmark determined that it is or likely will become unable to make the Principal Payment without impairing its business and its ability to continue operations.
The Savannah Healthcare Facility accounted for approximately 0.7% of the Company's total portfolio annualized December 2024 contractual base rent. As of December 31, 2024, the Savannah Healthcare Facility had an earnings before interest, taxes, depreciation, amortization, rent and management fees ("EBITDARM") coverage ratio* between 1.00x to 1.99x, based on annualized December 2024 contractual base rent. Landmark has met its lease payment obligations due to the Company through March 2025. The lease obligations with the Company have not been included in any motions Landmark has filed. The Company has consulted outside legal counsel in connection with the Landmark bankruptcy filing, is closely monitoring Landmark's reorganization process and will provide material market updates as appropriate.
*EBITDARM is a supplemental non-GAAP performance measure used to evaluate the core operations of the Company’s tenants and/or guarantors (together, the “Obligor”) of our properties. EBITDARM Coverage represents the ratio of EBITDARM of the Company’s reporting Obligors, divided either (i) in the case of tenant individual property reporting, the rent payable to the Company for the related period, or (ii) in the case of tenant multiple property reporting, or in the case of guarantor reporting, total rent represented in its financial statements. See the Company’s Fourth Quarter 2024 Quarterly Supplemental Information furnished with the Company’s Current Report on Form 8-K on February 25, 2025 for additional information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: March 10, 2025	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer